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                                                                    EXHIBIT 10.2

                                   RANCH LEASE

     This lease is made and entered into this _______ day of November, 1999, by and between Seven J Stock Farm, Inc. , a Texas corporation, referred to in this lease as Lessor, and the J. R. Parten Ranch Trust, referred to in this lease as Lessee.

                      ARTICLE 1. DEMISE OF LEASED PREMISES

     In consideration of the mutual covenants and agreements set fourth in this lease, and other good and valuable consideration, Lessor does hereby demise and lease to Lessee, and: Lessee does hereby lease from Lessor, approximately 8,500 acres of Seven J Stock Farm land located in the John Durst Survey, A-29, Ignacio Lopez League A-50, and Barton Clark League, A-23, Houston County, Texas, and more particularly described in Article 2 below. These premises are referred to in this lease as "the Premises" or "the Leased Premises".

     Lessee is to have and to hold the Leased Premises together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way appertaining to the Leased Premises, including, but not limited to any and all easements, rights, title, and privileges of Lessor, existing now or in existence at any time during the lease term.

                    ARTICLE 2. DESCRIPTION OF LEASED PREMISES

     2.01 The Premises herein leased shall be all of the Seven J Stock Farm acreage located in Houston County, Texas, and outlined in red on the map included as Exhibit "A" hereto, except those areas specifically excluded in
Article 3 below.

     2.02 The net acreages for each pasture shall be those shown on Exhibit "B" attached hereto.

     2.03 Lessee shall have free access over any of Lessor's unleased land and roadways to gain proper access to the Leased Premises.

     2.04 Lessor, its tenants, its agents, and its tenants' agents shall have free access over any of the Leased Premises and the roadways thereon to gain proper access to unleased areas, oil and gas wells, compressor stations, pipelines, storage yards and all other activities conducted on the Seven J Stock Farm.

                       ARTICLE 3. LAND EXCEPTED FROM LEASE

     All land and improvements included in Exhibit "B" hereto are leased except those specifically excluded in this article.

     3.01 Farmland: There is excluded from this lease the following pastures which are leased to other persons for cropland:

            Prairie Field               Pin Oak Field
            Lower Bottom North          Big Creek
            Lower Bottom South          Alfalfa Field
            East Rice Field             Clover field
            Cochran Farm                Patterson Lake
            Cochran Field               North Mississippi Hill
            North Cochran Farm

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     3.02   Grazing: There is excluded from this lease the pastures which are leased to other persons for grazing:

            N. Wolf Den                 Jackson Bottom Farm
            Wolf Den Meadow             Horse Trap
            Stumpville                  West Trap
            Petty Place                 East Trap
            N. McDougald Place          "L" Trap
            Jackson Place               Hay Trap

     3.03 Buildings: The following buildings, as shown on Exhibit "C", are excluded from this lease:

            Commissary
            Office Building
            Feed Mill - Pecan Plant
            Mill Barn
            Mill Shop
            Gin Building
            Mill Quonset

     3.04 Gas Plant: There is excluded from this lease, the two acres currently fenced and used by Rainbow Pipe Line Company, Madison Pipe Line Company, TXU Gas Distribution and Copano Energy Services, immediately east of Headquarters.

     3.05 House: There is excluded from this lease the following houses: the manager's residence.

     3.06 Equipment Yards: There is excluded from this lease the two pipe yards used by Parten Operating Inc. located at Seven J #14 and at Seven J D-1.

     3.07 Compressor Station: There is excluded from this lease the two acres currently fenced and used by Parten Operating Inc. at Seven J #20.

     3.08 Levee Pumpouts: There is excluded from this lease the two pumping stations used for removal of floodwaters during times of overflow.

                                   ARTICLE 4.

     [Intentionally Blank]

                             ARTICLE 5. LEASE TERMS

                     Fixed Commencement and Termination Date

     5.01 This lease shall be for a term of (60 months) referred to as the lease term, commencing on November 1, 1999, and ending on October 31, 2004, subject, however to earlier termination as provided in this lease.

                                 Right to Extend

     5.02 Lessee will have the right and the option, but no duty to renew and extend this Lease for an additional five-year term. Rent may be adjusted as specified in paragraph 6.02 below at the option of Lessor. Lessor shall give Lessee notice of the proposed rental rate (not to exceed the adjustment specified in paragraph 6.02) no later than 180 days before the expiration of the lease term. Lessee shall notify Lessor no later than 120 days before the expiration of the lease term if he chooses to exercise his option. If notice is not given of the new rate as specified above, then Lessor shall be deemed to have offered to re-lease the property at the current rate specified herein.

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                                   Termination

     5.03 This lease shall terminate and become null and void without further notice on the expiration of the term specified in paragraph 5.01, and any holding over by Lessee after the expiration of that term, other than as provided in paragraph 5.02, shall not constitute a renewal of the lease or give Lessee any rights under the lease in or to the Leased Premises.

                                 ARTICLE 6. RENT

                                   Yearly Rent

     6.01 Lessee agrees to pay to Lessor Sixteen Dollars ($16.00) per net acre during the term of this lease as annual rent for the use and occupancy of the Leased Premises. This amount will be known as the "yearly rent". Net acreage shall be as shown on Exhibit "B" and may be adjusted from time to time if acreage is added or dropped by mutual agreement.

                          Automatic Rental Adjustments

     6.02 At the end of the lease term, the yearly rent may be adjusted as set forth in this section to reflect increases in the Consumer Price Index of the Bureau of Labor Statistics of the United States Department of Labor for all items, Houston and Galveston, Texas (CUURA318SAO) (referred to in this Section as "CPI-U"), using 1998 as the base year. The index numbers referred to in Subsection (a) below will be taken from this consumer price index, except as set forth in Subsection (b) below.

       a. The adjustment in the yearly rent shall be determined by multiplying ($16.00) by a fraction, the denominator of which is the index number for October, 1999, and the numerator of which is the index number for October, 2004. If the product of this multiplication is greater than the minimum yearly rent or $16.00. Lessee shall pay this greater amount as the yearly rent until the time of the next rental adjustment as called for in this section. If the product of this multiplication is less than $16.00, there shall be no adjustment in the annual rent at that time, and Lessee shall pay yearly rent of $16.00. In no event shall any rental adjustment called for in this section result in an annual rent less than $16.00.

       b. If the CPI-U is discontinued during the term of this lease, the remaining rental adjustments called for in this section shall be made using the formula set forth in Subsection (a) above, but substituting statistics of the Bureau of Labor Statistics of the United States Department of Labor that are most nearly comparable to the consumer price index specified in first paragraph of this section. If the Bureau of Labor Statistics of the United States Department of Labor ceases to exist or ceases to publish statistics concerning the purchasing power of the consumer dollar during the term of this lease, the remaining rental adjustments called for in this section shall be made using the most nearly comparable statistics published by a recognized financial authority selected by Lessor.

                           Time and Manner of Payment

     6.03   All rent due under this article shall be paid by Lessee as follows:
Rental for each month beginning in November, 1999, shall be due and payable on or before the last day of the month for which the rent is due.

     All installments of rent shall be paid in lawful money of the United States to Lessor, at Lessor's address specified below.

                            Additional Consideration

     6.04 As additional consideration to the Lessor for entering this Lease, Lessee agrees to perform the following operations on the Leased Premises:

       a. Weed Control: Lessee will mow or spray with herbicide every acre of pastureland of the Leased Premises each year of this lease. In the event, Lessee opts to use herbicide for weed control; he will take all precautions to prevent damage to growing crops, ground water or surface.

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       b.   Soil Maintenance: Lessee will spread lime (at the rate of 1 ton per acre) on all of the pastureland of the Leased Premises over the five-year term. Lessee shall apply the lime to 1/5 of the pastureland per year of the lease. A year shall be measured from one anniversary date to the next.

                               Liquidated Damages

     6.05 If Lessee fails to perform the weed control or soil maintenance programs specified in 6.04 above, the damages to Lessor's land will be difficult or impossible to measure. If Lessee fails to mow or spray all of the pastureland of the Leased Premises each year, Lessee shall pay to Lessor the sum of $6.50 per acre (or the current area custom rate) for each acre not treated. Likewise, if Lessee fails to lime the required amount of land each year Lessee shall pay to Lessor $21.00 for each acre (or current liming cost of one ton per acre plus spreading) which his actual treatment falls short of the requirements set out in
6.04 above. No charge for liquidated damage shall be made if Lessee is in substantial compliance with the requirements. Lessee shall be considered to be in substantial compliance in any year if Lessee has performed more than 90% of the required program.

                                   Information

     6.06 Lessee shall furnish to Lessor each December 15th with an annual report showing work done with copies of invoices showing the area limed, the number acres, amount spread per acre, and the cost. Likewise, Lessee shall furnish to Lessor a statement showing the area limed , the number acres, amount spread per acre and the costs likewise. Lessee shall furnish to Lessor a statement showing the areas mowed or sprayed during that annual period.

                                ARTICLE 7. TAXES

                                Payment by Lessor

     7.01   Lessor shall pay all ad valorem taxes on the property herein leased.

                              ARTICLE 8. UTILITIES

     8.01 Lessee shall pay or cause to be paid all charges for water, heat, electricity, and all other utilities used on the Leased Premises throughout the term of this lease, including any connection fees.

     8.02 Lessee will maintain the water system (except down-hole well equipment) on the property and furnish water for domestic purposes to all of Lessor's buildings (including buildings excluded from this lease).

     8.03 Lessor, at its expense, shall make all necessary repairs to the water well bores and down-hole equipment.

                           ARTICLE 9. USE OF PREMISES

                                 Primary Purpose

     9.01 Lessee shall use the Leased Premises for ranching purposes and crops incident thereto.

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                            Illegal Use Not Permitted

     9.02 Lessee agrees not to use all or part of the Leased Premises or any building situated upon the Leased Premises for any use or purpose in violation of any valid and applicable law, regulation, or ordinance of the United States, the State of Texas, County of Houston, or other lawful authority having jurisdiction over the Leased Premises: provided, however, that there shall be no violation by Lessee of this provision unless and until Lessor has notified Lessee in writing, specifying the alleged violation and until there has been a final adjudication that the specified use is in violation of the law, regulation or ordinance specified in the written notice, and that the specified law, regulation, or ordinance is valid and applicable to the Leased Premises, and until Lessee has had a reasonable time after the final adjudication to cure the specified violation.

              Violation of Environmental Regulations Not Permitted

     9.03 Notwithstanding paragraph 8.02, Lessee agrees not to knowingly violate any Environmental Law through activities conducted by Lessee on the Leased Premises.

                   Indemnification for Environmental Liability

     9.04 Notwithstanding paragraph 9.02, Lessee agrees to defend, indemnify, and hold harmless Lessor from and against all ENVIRONMENTAL CLAIMS arising from or related to Lessee's uses of the Leased Premises, including but not limited to violations of section 404 of the Federal Clean Water Act, 33 U.S.C. 1344.

     "ENVIRONMENTAL LAW" means any federal, state or local statute, law, rule, regulation, ordinance code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, relating to the environment, health or hazardous materials, including, without limitation the comprehensive Environmental Response Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801, et seq.; the Resource Conservation and Recovery act of 1976, as amended, 42 U.S.C. 6901, et seq.; the Federal Clean Water Act, as amended, 33 U.S.C. 1201, et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601, et seq.; the Clean Air Act, 42 U.S.C. 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. 3808, et seq.; and including without limitation any and all Texas state, local, municipal, or common laws.

     "DREDGED MATERIAL" means "material that is excavated or dredged from the waters of the United States," including such waters that are wetland areas. 33 C.F.R. 323.3(c).

     "FILL MATERIAL" means "any material used for the primary purpose of replacing an aquatic area with dry land or of changing the bottom elevation of any waterbody." 33 C.F.R. 323.3(e).

     "WETLAND" means "those areas that are inundated or saturated by surface or ground water at a frequency and duration sufficient to support, and that under normal circumstances do support, a prevalence of vegetation typically adapted for life in saturated soil conditions." 33 C.F.R. 328.3(b). Additionally, "WETLAND" means any area over which the U.S. Army Corps of engineers has a jurisdiction pursuant to section 404 of the clean Water Act, the applicable regulations and the Federal Manual for Identifying and Delineating Jurisdictional Wetlands, Federal Interagency Committee for Wetland Delineation
(1989).

     "DISCHARGE OF DREDGED MATERIAL", "DISCHARGE OF FILL MATERIAL", and "WATERS OF THE UNITED STATES" shall for purposes of this lease carry the definitions given in 33 C.F.R. 323.3(d), 33 C.F.R. 323.3(f), and 33 C.F.R. Part 328,
respectively.

     "ENVIRONMENTAL CLAIMS" means any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, cleanup, investigative and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, penalties, fines, legal fees, and other expenses which are incurred by, asserted against, or imposed upon Lessor pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in ENVIRONMENTAL LAWS), injunction, judgment or similar document (including settlements)

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issued by a court of competent jurisdiction or any federal, state, or local governmental entity or agency, or pursuant to any claim by a governmental agency or any person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by said governmental agency or person pursuant to common law or statute.

                              ARTICLE 10. EQUIPMENT

     10.01 None of Lessor's equipment is subject to this lease except by subsequent mutual agreement of the parties.

                       ARTICLE 11. CONSTRUCTION BY LESSEE

                               General Conditions

     11.01 Lessee shall have the right at any time and from time to time during the term of this lease, to erect, maintain, alter, remodel, reconstruct, rebuild, replace, and remove building and other improvements on the Leased Premises, and correct and change the contour of the Leased Premises, subject to prior approval of the Lessor. The following general conditions shall apply:

       a.   The cost of any such work shall be borne and paid for by Lessee.

       b. The Leased Premises shall at all times be kept free of mechanics and materialmen's liens.

       c. Lessor shall be notified of the time of commencement and the general nature of any such work, other than routine maintenance of existing buildings or improvements, at the time of commencement.

               Ownership of Buildings, Improvements, and Fixtures

     11.02 Any and all buildings, improvements, additions, alterations and fixtures, except furniture and trade fixtures, constructed, placed, or maintained on any part of the Leased Premises during the lease term shall be considered part of the real property of the Premises and shall remain on the Premises and become the property of Lessor on termination of this lease.

                          Right to Remove Improvements

     11.03 Lessee shall have the right at any time during Lessee's occupancy of the Leased Premises, or within a reasonable time thereafter, to remove any and all furniture, machinery, equipment, or other trade fixtures, owned or placed by Lessee its sublessees or licensees, in, under, on the Leased Premises, or acquired Lessee, whether before or during the lease term, but prior to the termination of the lease Lessee must repair any damage to any buildings or improvements on the Premises resulting from their removal, Any such items which are not removed by the termination date of the lease shall become the property of Lessor as of that date.

                            ARTICLE 12. FLOOD CONTROL

     12.01 Lessor shall remain responsible for maintenance of the levee system; main drainage ditches and for maintenance and operation of the two pumping stations used to protect the bottomland from floodwaters. Lessor shall bill to Lessee part of its cost for this service, annually on May 1, each year. The part billed shall be Lessor's actual cost multiplied by a fraction, the numerator of which shall be the number of Lessee's acres protected by the system. The denominator shall be the total number of net acres protected by the system. Lessor shall not spend more than $10,000 in any one year maintaining the system.

                            ARTICLE 13. HUNTING LEASE

     13.01  Lessee will not allow hunting on the Leased Premises.

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                                   ARTICLE 14.

     [Intentionally Blank]

                ARTICLE 15. REPAIRS, MAINTENANCE, AND RESTORATION

                      Lessee's Duty to Maintain and Repair

     15.01 At all times during the term of the lease, Lessee will keep and maintain, or cause to be kept and maintained, all buildings and improvements which may be erected on the Leased Premises in a good state of appearance and repair, reasonable wear and tear accepted, at Lessee's own expense.

                              Damage or Destruction

     15.02 In the event any building or improvement constructed on the Leased Premises is damaged or destroyed by fire or any other casualty, regardless of the extent of such damage or destruction, Lessee shall, within one year from the date of such damage or destruction, begin to repair, reconstruct, or replace the damage or destroyed building or improvement and pursue the repair, reconstruction, or replacement with reasonable diligence so that the building shall be restored to substantially the condition it was in prior to the happening of the casualty: provided, however, that if commencement or completion of this restoration is prevented or delayed by reason of war, civil commotion, acts of God, strikes, governmental restrictions or regulations, or interferences, fire or other casualty, or any other reason beyond the control of Lessee, whether similar to any of those enumerated or not, the time for commencing or completing, or both, of the restoration will automatically be extended for the period of each such delay.

                            Fences and Water Systems

     15.03 Lessee shall repair and maintain all fencing and water systems on the Leased Premises in such a manner as to keep it in a good condition as it is at the beginning of the lease term, normal wear and tear excepted.

                          ARTICLE 16. MECHANICS' LIENS

     16.01 Lessee shall not cause or permit any mechanics' liens or other liens to be filed against the fee of the Leased Premises or against Lessee leasehold interest in the land or any buildings or improvements on the Leased Premises by reason of any work, labor, services, or material supplied or holding the Leased Premises or any part of them through or under Lessees, If such a mechanic's lien or materialman's lien is recorded against the Leased Premises or any buildings or improvements on the Premises, Lessee shall either cause the same to be removed or, if Lessee in good faith desires to contest the lien, take timely action to do so, at Lessee's sole expense. If Lessee contests the lien, Lessee agrees to indemnify Lessor and hold Lessor harmless from all liability for damages occasioned by the lien or the lien contest and shall, in the even of a judgment or foreclosure on the lien, cause the lien to be discharged and removed prior to execution of the judgment.

                        ARTICLE 17. DEFAULT AND REMEDIES

                             Termination on Default

     17.01 Should Lessee default in the performance of any covenant, condition, or agreement to this lease, and not correct the default within thirty (30) days after receipt of written notice from Lessor to Lessee and any lender, Lessor may declare this lease, and all rights and interest created by it, to be terminated. Upon Lessor's electing to terminate, this lease shall cease and come to an end as if the day of Lessor's election were the day originally fixed and the lease for its expiration. Lessee shall have 120 days to remove cattle during which time no additional rental will be due, Lessor or Lessor's agent or attorney may resume possession of the Premises.

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                                 Other Remedies

     17.02 Any termination of this lease as provided in this article shall not relieve Lessee from the payment of any sum or sums that are due and payable to Lessor under the lease at the time of termination, or any claim for damages then or previously accruing against Lessee under this lease, and any such termination shall not prevent Lessor from enforcing the payment of any such sum or sums or claim for damages by any remedy provided for by law, or from recovering damages from Lessee or any default under the lease. All rights, options, and remedies of Lessor contained in this lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this lease. No waiver by Lessor of a breach of any of the covenants, conditions, or restrictions of this lease shall be construed or held to be a waiver of any succeeding or preceding breach of the name or any other covenant, conditions, or restriction contained in this lease.

                               Liquidated Damages

     17.03 Notwithstanding anything contained in this lease to the contrary, due to the difficulty and uncertainty in measuring damages, in the event that either party breaches the lease resulting in termination of the lease, it is agreed that damages from loss of future revenue (on the part of Lessor) or loss of future pasture use (on the part of the Lease) shall be a sum of money equal to six months of rent based upon the monthly rate that was in effect at the time of termination of the lease.

                       ARTICLE 18. LESSOR'S WARRANTIES AND
                                    COVENANTS

                                Warranty of Title
     18.01 Lessor hereby represents and warrants that it is the owner in fee simple absolute of the Leased Premises.

                           Warranty of Quiet Enjoyment

     18.02 Lessor covenants and agrees that as long as Lessee pays the rent and other charges as provided in this lease and observes and keeps the covenants, conditions, and terms of this lease, Lessee shall lawfully and quietly hold, occupy, and enjoy the Leased Premises during the term of this lease without hindrance or molestation, by Lessor or any person claiming under Lessor, except such portion of the Leased Premises, if any, a shall be taken under the power of eminent domain.

                    ARTICLE 19. GENERAL PROTECTIVE PROVISIONS

                          Right of Entry and Inspection

     19.01 Lessee shall permit Lessor or Lessor's agents, representatives, or employees to enter on the Leased Premises for the purposes of inspection, determining whether Lessee is in compliance with the terms of this lease, maintaining, repairing, or altering the Premises, or showing the Leased Premises to prospective Lessees, purchasers, mortgages, or beneficiaries under trust deeds.

                         No Partnership or Joint Venture

     19.02 The relationship between Lessor and Lessee at all times shall remain solely that of landlord and tenant and not be deemed a partnership or a joint venture.

                                  Force Majeure

     19.03 It is expressly understood and agreed that if the curing of any default (other than failure to pay rent) or the performance of any other covenant, agreement, obligation, or undertaking contained in this lease is delayed by reason of war, civil commotion, act of God, governmental restrictions, regulations, or interference, fire or other casualty, or any other

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circumstances beyond Lessee's control or beyond the control of the party obligated or permitted under the terms of this ease to do or perform the same, regardless of whether any such circumstance is similar to any of those enumerated or not, each party so delayed shall be excused from doing or performing the same during the period delay.

                          No Termination on Bankruptcy

     19.04 Neither bankruptcy, insolvency, assignment for the benefit of creditors, nor the appointment of a receiver shall affect this lease so long as Lessee and Lessor or their respective successors or legal representatives continue to perform all covenants of this lease.

                                    No Waiver

     19.05 No waiver by either party of any default or breach of any covenant, condition, or stipulation contained in this lease shall be treated as a waiver of any subsequent default or breach of the same or any other covenant, condition, or stipulation of this lease.

                                Release of Lessor

     19.06 If Lessor sells or transfers all or part of the Leased Premises and as a part of the transaction assigns its interest as Lessor in and to this lease, then from and after the effective date of the sale, assignment, or transfer, Lessor shall have no further liability under this lease to Lessee, except as to matters of liability which have accrued and are unsatisfied as of that date, it being intended that the covenants and obligations of Lessor contained in this lease shall be binding on Lessor and its successors and assigns only during and in respect of their respective successive periods of ownership of the fee.

                               Mineral Development

     19.07 Lessor retains the right to allow current or future owners of the mineral leasehold estate to proceed with development of the Premises, including but not limited to future well locations, roadways, and pipeline rights-of-way. Any compensation received by Lessor shall be divided as follows:

       a. Amounts paid which represent recurring or continuous use of the land shall go to Lessor.

       b. Amounts paid which represent payment for damage to growing crops or livestock shall go to Lessee.

                            ARTICLE 20. MISCELLANEOUS

                          Delivery of Rents and Notices

     20.01 All rents or other sums, notices, demands, or requests from one party to another may be personally delivered or sent by mail, certified or registered, postage prepaid, to the addressee stated in this section and shall be deemed to have been given at the time of personal delivery or at the time of mailing.

     All payments, notices, demands, or requests from Lessee to Lessor shall be given or mailed to Lessor at 16945 Northchase Drive, Suite 1800, Houston, Texas, 77060-2151.

     All payments, notices, demands, or requests from Lessor to Lessee shall be given or mailed to Lessee at Rt. 2, Box 264-A, Crockett, Texas 75835, or at such other address as requested by Lessee in writing.

                                  Parties Bound

     20.02 This agreement shall be binding upon and insure to the benefit of the parties to the lease and their respective heirs, executors, administrators, legal representatives, successors and assigns.

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                               Texas Law to Apply

     20.03 This agreement shall be construed under and in accordance with the laws of the Sate of Texas, and all obligations of the parties created by this lease are performable in Houston County, Texas.

                               Legal Construction

     20.04 In case any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this invalidity, illegality, or unenforceability shall not affect any other provision of the lease, and this agreement shall be construed as if the invalid, illegal or inenforceable provision had never been contained in the lease.

                           Prior Agreements Superseded

     20.05 This agreement constitutes the sole and only agreement of the parties to the lease of the land described in Article 2 above and superseded any prior understandings or written or oral agreements between the parties respecting the subject matter of the lease.

                                    Amendment

     20.06 No amendment, modification, or alteration of the terms of this lease shall be binding unless it is in writing, dated subsequent to the date of this lease, and only executed by the parties to this lease.

                         Rights and Remedies Cumulative

     20.07 The rights and remedies provided by this lease agreement are cumulative, and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. The rights and remedies provided in this lease are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

                            Attorney's Fees and Costs

     20.08 If, as a result of a breach of this agreement by either party, the other party employs an attorney or attorneys to enforce its rights under this lease, then the breaching party agrees to pay the other party the reasonable attorney's fees and costs incurred to enforce the lease.

                                 Time of Essence

     20.09  Time is of the essence of this agreement.

                                Further Documents

     20.10 Lessor agrees that it will from time to time and at any reasonable time execute and deliver to Lessee other and further instruments and assurances as Lessee may reasonably request, approving, ratifying, and confirming this lease and the leasehold estate created by this lease and certifying that the lease is in full force and effect and that no default under the lease on the part of Lessee exists, except, that if any default on the part of Lessee does exist, Lessor shall specify in any such instrument each such default.

     THIS LEASE has been executed by the parties on the date and year first above written.

                                     LESSOR:

                                     SEVEN J STOCK FARM, INC.


                                     By
                                       ----------------------------
                                     JOHN R. PARTEN, President


                                     LESSEE:

                                     J. R. PARTEN RANCH TRUST


                                     By,
                                        ---------------------------
                                     JOHN R. PARTEN, Co-Trustee


                                     By,
                                        ---------------------------
                                     ROBERT F. PRATKA, Co-Trustee

THE STATE OF TEXAS ( )

COUNTY OF HARRIS   ( )

          Before me, the undersigned authority, on this day personally appeared John R. Parten as President of Seven J Stock Farm, Inc., a Texas corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

          Given under my hand and seal of office this the _______day of _______, 2000

My Commission Expires:                         ____________________________
                                               Notary Public in and for the
__________________                             State of Texas


THE STATE OF TEXAS ( )

COUNTY OF HARRIS   ( )

          Before me, the undersigned authority, on this day personally appeared John R. Parten, Co-Trustee of the J. R. Parten Ranch Trust, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

          Given under my hand and seal of office this ______ day of ___________, 2000.

My Commission Expires:                         ____________________________
                                               Notary Public in and for the
__________________                             State of Texas


THE STATE OF TEXAS ( )

COUNTY OF HARRIS   ( )

          Before me, the undersigned authority, on this day personally appeared Robert F. Pratka, Co-Trustee of the J. R. Parten Ranch Trust, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

          Given under my hand and seal of office this ______ day of ___________, 2000.

My Commission Expires:                         ____________________________
                                               Notary Public in and for the
__________________                             State of Texas

                                   EXHIBIT "B"

                           SEVEN J STOCK FARM ACREAGE

                                                             NET ACRES
            ----------------------------------------------------------
            River Pasture                                       269.37
            Bridge Pasture                                      181.66
            Prairie Field Trap                                   49.37
            Milk Cow Trap                                         6.40
            Mare Trap                                            12.57
            Headquarters East                                    45.92
            Garden Trap                                           9.60
            Bull Trap                                             7.31
            Milk Cow Pasture                                     12.20
            South Wolf Den                                      333.31
            Central Wolf Den                                    238.56
            Creek Pasture                                       333.00
            Gin Lot Hill                                        265.66
            Cochran Trap                                        118.25
            Pin Oak Point                                       198.00
            North Miss. Hill                                    245.71
            Central Miss. Hill                                  224.56
            East Miss. Hill                                     302.91
            Miss Hill Meadow                                     98.00
            South Field Trap                                      9.14
            Feed Lots                                            11.00
            Bone Trap                                             5.49
            Barn Trap                                            36.57
            Brush Trap                                           23.77
            Sand Trap                                            11.43
            Big Field Trap                                       83.20
            Headquarters West                                    13.89
            Dry Lake                                            380.50
            McKenzie Knoll                                      303.43
            Snag Lake Pasture                                   320.59
            B & Boss                                            275.52
            Hay Field                                            60.40
            Patterson Lake Trap                                  18.74
            West Rice Field                                     176.54
            East Seed Field                                     179.08
            South Field 1                                       188.10
            West Big Field                                      206.75
            East Big Field                                      109.76
            North Bull Pasture                                   56.00
            South Bull Pasture                                   88.03
            West Bull Pasture                                    89.38
            ----------------------------------------------------------
            TOTAL                                              5510.29
            ----------------------------------------------------------
            ANNUAL RENTAL                               $    88,164.64
            ----------------------------------------------------------
            MONTHLY RENTAL                              $     7,347.00
            ==========================================================